Name of Registrant:
Franklin Global Trust

File No. 811-10157

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Franklin Global Trust (the "Trust"), on behalf of Franklin International Small Cap Growth Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers"
structure whereby the Fund's
investment manager would be able to hire and replace subadvisers without shareholder approval.
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	56,629,789	94.92%	82.33%	3,029,485	5.08%	4.40%
Terrence J. Checki	56,703,402	95.05%	82.44%	2,955,872	4.95%	4.30%
Mary C. Choksi	56,457,775	94.63%	82.08%	3,201,499	5.37%	4.65%
Edith E. Holiday	54,387,007	91.16%	79.07%	5,272,267	8.84%	7.66%
Gregory E. Johnson	56,705,748	95.05%	82.44%	2,953,526	4.95%	4.29%
Rupert H. Johnson, Jr.	56,640,527	94.94%	82.34%	3,018,746	5.06%	4.39%
J. Michael Luttig	56,709,201	95.06%	82.44%	2,950,073	4.94%	4.29%
Larry D. Thompson	56,374,668	94.49%	81.96%	3,284,606	5.51%	4.78%
John B. Wilson	56,655,344	94.96%	82.37%	3,003,930	5.04%	4.37%



Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
46,371,981	77.73%	67.42%	2,229,613	3.74%
764,799	1.28%	10,292,879	17.25%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
46,262,794	77.55%	67.26%	2,331,293	3.91%	772,307	1.29%
10,292,879	17.25%	Y

II. The Board of Trustees of Franklin Global Trust (the "Trust"), on behalf of Franklin International Growth Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers"
structure whereby the Fund's
investment manager would be able to hire and replace
subadvisers without shareholder approval.
3.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	24,919,383	99.34%	83.65%	164,684	0.66%	0.55%
Terrence J. Checki	24,921,215	99.35%	83.65%	162,852	0.65%	0.55%
Mary C. Choksi	24,911,709	99.31%	83.62%	172,358	0.69%	0.58%
Edith E. Holiday	24,912,515	99.32%	83.62%	171,552	0.68%	0.58%
Gregory E. Johnson	24,920,188	99.35%	83.65%	163,879	0.65%	0.55%
Rupert H. Johnson, Jr.	24,921,456	99.35%	83.65%	162,611	0.65%	0.55%
J. Michael Luttig	24,923,452	99.36%	83.66%	160,615	0.64%	0.54%
Larry D. Thompson	24,920,188	99.35%	83.65%	163,879	0.65%	0.55%
John B. Wilson	24,921,151	99.35%	83.65%	162,916	0.65%	0.55%



Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
22,171,821	88.39%	74.42%	124,536	0.50%	85,062	0.34%	2,702,652	10.77%	Y






Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
22,194,974	88.48%	74.50%	96,103	0.38%	90,339	0.36%
2,702,652	10.77%	Y

III. The Board of Trustees of Franklin Global Trust (the "Trust"), on behalf of Franklin Emerging Market Debt Opportunities
Fund (the "Fund"), a series of the Trust, called a Special
Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One
Franklin Parkway, San Mateo, California 94403-1906
on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers"
structure whereby the Fund's
investment manager would be able to hire and replace
subadvisers without shareholder approval.
3.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	27,868,133	99.94%	63.27%	16,318	0.06%	0.04%
Terrence J. Checki	27,873,425	99.96%	63.28%	11,026	0.04%	0.03%
Mary C. Choksi	27,672,646	99.24%	62.82%	211,805	0.76%	0.48%
Edith E. Holiday	27,676,984	99.26%	62.83%	207,467	0.74%	0.47%
Gregory E. Johnson	27,871,606	99.95%	63.27%	12,845	0.05%	0.03%
Rupert H. Johnson, Jr.	27,871,606	99.95%	63.27%	12,845	0.05%	0.03%
J. Michael Luttig	27,873,425	99.96%	63.28%	11,026	0.04%	0.03%
Larry D. Thompson	27,672,646	99.24%	62.82%	211,805	0.76%	0.48%
John B. Wilson	27,796,520	99.68%	63.10%	87,931	0.32%	0.20%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
21,855,206	78.38%	49.61%	14,063	0.05%	15,074
0.05%	6,000,110	21.52%	Y



Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
21,791,199	78.15%	49.47%	16,569	0.06%	76,573
0.27%	6,000,110	21.52%	Y

IV. The Board of Trustees of Franklin Global Trust (the "Trust"), on behalf of Franklin Global Listed Infrastructure Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	2,811,680	97.11%	69.16%	83,697	2.89%	2.06%
Terrence J. Checki	2,815,373	97.24%	69.25%	80,005	2.76%	1.97%
Mary C. Choksi	2,817,624	97.31%	69.31%	77,753	2.69%	1.91%
Edith E. Holiday	2,817,991	97.33%	69.32%	77,386	2.67%	1.90%
Gregory E. Johnson	2,817,982	97.33%	69.32%	77,395	2.67%	1.90%
Rupert H. Johnson, Jr.	2,817,311	97.30%	69.30%	78,066	2.70%	1.92%
J. Michael Luttig	2,816,532	97.28%	69.28%	78,845	2.72%	1.94%
Larry D. Thompson	2,816,465	97.27%	69.28%	78,912	2.73%	1.94%
John B. Wilson	2,817,982	97.33%	69.32%	77,395	2.67%	1.90%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
1,822,002	62.93%	44.82%	44,966	1.55%	67,419	2.33%	960,990	33.19%	Y

V. The Board of Trustees of Franklin Global Trust (the "Trust"), on behalf of Franklin Global Real Estate Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers"
structure whereby the Fund's
investment manager would be able to hire and replace
subadvisers without shareholder approval.
3.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special
Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	11,368,494	97.62%	69.73%	277,214	2.38%	1.70%
Terrence J. Checki	11,377,157	97.69%	69.78%	268,551	2.31%	1.65%
Mary C. Choksi	11,383,960	97.75%	69.82%	261,748	2.25%	1.61%
Edith E. Holiday	11,384,026	97.75%	69.82%	261,682	2.25%	1.61%
Gregory E. Johnson	11,378,693	97.71%	69.79%	267,015	2.29%	1.64%
Rupert H. Johnson, Jr.	11,370,168	97.63%	69.74%	275,540	2.37%	1.69%
J. Michael Luttig	11,382,791	97.74%	69.82%	262,917	2.26%	1.61%
Larry D. Thompson	11,378,538	97.71%	69.79%	267,170	2.29%	1.64%
John B. Wilson	11,382,693	97.74%	69.81%	263,015	2.26%	1.61%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain
Broker Non-Vote	% Broker Non-Vote	Passed (Y or N)
8,186,921	70.30%	50.21%	326,238	2.80%	229,748	1.97%	2,902,805	24.93%	Y



Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
8,213,293	70.53%	50.38%	266,277	2.29%	263,333	2.26%
2,902,805	24.93%	Y